            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 19, 2005, relating to the financial statements and financial highlights which appears in the October 31, 2005 Annual Report to Shareholders of AIM Opportunities I Fund (one of the portfolios constituting AIM Special Opportunities Funds) and of our report dated February 17, 2006, relating to the financial statements and financial highlights which appears in the October 31, 2005 Annual Report to Shareholders of AIM Small Cap Equity Fund (one of the portfolios constituting AIM Funds Group), which is also incorporated by reference and appears in such Registration Statement. We also consent to the references to us under the headings "Accountants" and "Financial Information" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Houston, Texas
November 16, 2006

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated December 19, 2005, relating to the financial statements and financial highlights which appear in the October 31, 2005 Annual Report to Shareholders of AIM Opportunities II Fund and AIM Opportunities III Fund (two of the portfolios constituting AIM Special Opportunities Funds) and of our report dated February 17, 2006, relating to the financial statements and financial highlights which appear in the October 31, 2005 Annual Report to Shareholders of AIM Select Equity Fund (one of the portfolios constituting AIM Funds Group), which is also incorporated by reference and appears in such Registration Statement. We also consent to the reference to us under the headings "Accountants" and "Financial Highlights" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Houston, Texas
November 16, 2006